NXSTAGE REPORTS RECORD SECOND QUARTER 2014 FINANCIAL RESULTS AND INCREASES FULL-YEAR REVENUE GUIDANCE

•	Revenue Increases to $74.1 million, up 13% from Q2'13

•	Home Revenue Increases to $38.5 million, up 18% from Q2'13

•	Company Expects to Top 15% Annual Growth Target for Home in 2014

•	Company Increases Full-Year 2014 Revenue Guidance to be between $290 and $293 million

LAWRENCE, Mass., August 7, 2014, --NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported second quarter revenue that exceeds the top end of its guidance range.
Revenue for the second quarter of 2014 increased 13 percent to a record $74.1 million, compared with revenue of $65.5 million for the second quarter of 2013, and exceeded the Company's guidance range for the second quarter. The increase in revenue was driven by strong adoption of the NxStage® System OneTM hemodialysis machine within the Home, both within US and international markets, and the Critical Care market.
Home revenue increased 18 percent to $38.5 million for the second quarter of 2014 compared with revenue of $32.7 million for the second quarter of 2013.

Critical Care revenue increased 15 percent to $12.4 million for the second quarter of 2014 compared with revenue of $10.8 million for the second quarter of 2013.
In-center revenue was $21.0 million for the second quarter of 2014 compared with revenue of $21.2 million for the second quarter of 2013.

NxStage reported a net loss of $7.1 million, or $(0.12) per share for the second quarter of 2014 compared with a net loss of $3.4 million, or $(0.06) per share for the second quarter of 2013. Consistent with the Company's expectations, net loss for the second quarter of 2014 included $3.2 million in losses associated with the Company's market development activities with NxStage Kidney Care, which is designed to support the adoption of home hemodialysis.
"We are very pleased with our performance throughout the first half of the year which reflects continuing momentum with our strategic growth initiatives," stated Jeffrey H. Burbank, Founder and Chief Executive Officer of NxStage. "Home is tracking ahead of plan with second quarter revenue up 18%, representing the best year over year growth in Home since Q4 of 2011. Consistent with our plans, we are accelerating adoption of home hemodialysis with the System One and building a long-term sustainable growth path for NxStage. Based on our strong start to the year, as well as our increased confidence in the second half,we believe we are well positioned to top our 15% annual Home revenue growth target and exceed our previous guidance for total revenue."

Guidance:

The Company now expects full-year revenue for 2014 to be between $290 and $293 million, versus its previous guidance of $283 to $288 million. The Company's full-year net loss guidance remains unchanged at $23 to $27 million.

For the third quarter of 2014, the Company expects revenue to be in a range of $71.0 and $72.5 million, and a net loss in the range of $7.5 to $8.5 million.

Conference Call:
NxStage will also host a conference call today, Thursday, August 7, 2014 at 9:00 a.m. Eastern Time to discuss its second quarter financial results. To listen to the conference call, please dial 877-392-9886 (domestic) or 707-287-9329 (international). The call will also be webcast LIVE and can be accessed via the investor relations section of the Company's website at http://ir.nxstage.com.
A replay of the conference call will be available two hours after the completion of the call through August 15, 2014. To access the replay, dial 855-859-2056 (domestic) or 404-537-3406 (international) and reference conference ID 75983589. An online archive of the conference call can be accessed via the investor relations section of the Company's website at http://ir.nxstage.com.

About the NxStage System One
The NxStage System One is the first and only truly portable hemodialysis system cleared for home use by the FDA. Its simplicity and revolutionary size (just over a foot tall) are intended to allow convenient use in patients' homes and give patients the freedom to travel with their therapy. When combined with the NxStage PureFlow™ SL Dialysis Preparation System, patients are able to further simplify, using ordinary tap water to create dialysis fluid. Unlike conventional hemodialysis systems, the System One requires no special infrastructure to operate. Under the guidance of their physician, patients can use the NxStage System One, with their trained partners, where, how and when it best meets their needs, at home or on vacation, and at a medically appropriate treatment frequency. http://www.nxstage.com/.

About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the Company's website at www.nxstage.com.
Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company's products, anticipated operating results, including revenues, loss, gross margin, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage's products domestically and internationally, growth in home and/or more frequent hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and more frequent hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our customers, including DaVita Healthcare Partners Inc. and Fresenius Medical Care, including in response to the Company's NxStage

Kidney Care initiative, and certain other factors that may affect future operating results and which are detailed in NxStage's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

In addition, the statements in this press release represent NxStage's expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage's expectations or beliefs as of any date subsequent to the date of this press release.

Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
ksheppard@nxstage.com

NxStage Medical, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$74,083	$65,462	$146,304	$127,106
Cost of revenues	46,553	40,375	89,840	78,019
Gross profit	27,530	25,087	56,464	49,087
Operating expenses:
Selling and marketing	13,589	11,716	26,807	22,412
Research and development	5,708	4,366	10,842	9,474
Distribution	6,485	5,037	13,035	9,945
General and administrative	8,399	8,239	17,220	16,063
Total operating expenses	34,181	29,358	67,904	57,894
Loss from operations	(6,651)	(4,271)	(11,440)	(8,807)
Other expense:
Interest expense	(195)	(150)	(393)	(300)
Other (expense) income, net	(17)	(10)	6	(186)
	(212)	(160)	(387)	(486)
Net loss before income taxes	(6,863)	(4,431)	(11,827)	(9,293)
Provision for (benefit from) income taxes	332	(1,026)	678	(894)
Net loss	(7,195)	(3,405)	(12,505)	(8,399)
Less: Net loss attributable to noncontrolling interests	(82)	—	(117)	—
Net loss attributable to stockholders of NxStage Medical, Inc.	$(7,113)	$(3,405)	$(12,388)	(8,399)

Net loss per share, basic and diluted	$(0.12)	$(0.06)	$(0.20)	$(0.14)
Weighted-average shares outstanding, basic and diluted	61,469	60,036	61,484	59,706

Other comprehensive income (loss)	173	(704)	355	(559)
Total comprehensive loss	(7,022)	(4,109)	(12,150)	(8,958)
Less: Comprehensive loss attributable to noncontrolling interests	(82)	—	(117)	—
Total comprehensive loss attributable to stockholders of NxStage Medical, Inc.	$(6,940)	$(4,109)	$(12,033)	$(8,958)

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$62,079	$84,134
Accounts receivable, net	31,086	20,158
Inventory	43,350	37,801
Prepaid expenses and other current assets	4,537	4,027
Total current assets	141,052	146,120
Property and equipment, net	60,629	52,478
Field equipment, net	17,808	13,041
Deferred cost of revenues	33,097	34,730
Intangible assets, net	15,802	17,194
Goodwill	41,817	41,817
Other assets	2,573	1,582
Total assets	$312,778	$306,962
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,525	$14,610
Accrued expenses	21,195	21,025
Current portion of long-term debt	103	102
Other current liabilities	1,870	1,870
Total current liabilities	45,693	37,607
Deferred revenues	51,831	53,277
Long-term debt	1,004	1,044
Other long-term liabilities	24,030	20,273
Total liabilities	122,558	112,201
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2014 and December 31, 2013	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 62,185,421 and 61,666,048 shares issued as of June 30, 2014 and December 31, 2013, respectively	62	61
Additional paid-in capital	575,123	567,468
Accumulated deficit	(375,930)	(363,542)
Accumulated other comprehensive income	567	212
Treasury stock, at cost: 579,121 and 575,895 shares as of June 30, 2014 and December 31, 2013, respectively	(10,010)	(9,963)
Total NxStage Medical, Inc. stockholders' equity	189,812	194,236
Noncontrolling interest	408	525
Total stockholders' equity	190,220	194,761
Total liabilities and stockholders’ equity	$312,778	$306,962

NxStage Medical, Inc.
Cash Flows from Operating Activities
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities:
Net loss	$(12,505)	$(8,399)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,343	12,259
Stock-based compensation	5,740	5,435
Other	450	1,226
Changes in operating assets and liabilities:
Accounts receivable	(10,927)	(1,853)
Inventory	(17,523)	(12,067)
Prepaid expenses and other assets	(550)	(2,584)
Accounts payable	7,948	1,955
Accrued expenses and other liabilities	1,206	(1,270)
Deferred revenues	(1,395)	(4,439)
Net cash used in operating activities	$(14,213)	$(9,737)

NxStage Medical, Inc.
Revenues by Segment
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
System One segment
Home	$38,488	$32,671	$74,983	$64,130
Critical Care	12,422	10,826	27,114	21,536
Total System One segment	50,910	43,497	102,097	85,666
In-Center segment	21,003	21,238	39,919	39,938
Other	1,943	727	3,997	1,502
Products subtotal	73,856	65,462	146,013	127,106
Services segment	428	—	544	—
Elimination of intersegment revenues	(201)	—	(253)	—
Total	$74,083	$65,462	$146,304	$127,106